As filed with the Securities and Exchange Commission on July 2, 1997.


                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               QUANTUM CORPORATION
               (Exact name of issuer as specified in its charter)


                DELAWARE                             94-2665054
        (State of incorporation)        (IRS Employer Identification No.)

                             500 McCarthy Boulevard
                           Milpitas, California 95035
                    (Address of principal executive offices)

                      ------------------------------------

                    1996 Board of Directors Stock Option Plan
                            (Full title of the plan)
                      ------------------------------------


                               Richard L. Clemmer
                             Chief Financial Officer
                               Quantum Corporation
                             500 McCarthy Boulevard
                           Milpitas, California 95035
                     (Name and address of agent for service)

                                 (408) 894-4000
          (Telephone number, including area code, of agent for service)

                      ------------------------------------

                                    Copy to:
                             Steven E. Bochner, Esq.
                       WILSON, SONSINI, GOODRICH & ROSATI
                               650 Page Mill Road
                        Palo Alto, California 94304-1050


================================================================================


                                             CALCULATION OF REGISTRATION FEE

========================================================================================================================

            Title of Securities                 Amount to be        Proposed           Proposed           Amount of
             to be Registered                    Registered          Maximum           Maximum          Registration
                                                                 Offering Price       Aggregate              Fee
                                                                   Per Share*      Offering Price*
------------------------------------------------------------------------------------------------------------------------
               Common Stock                       600,000            $20.125         $12,075,000          $3,659.09
========================================================================================================================

*    Estimated in accordance  with Rule 457(h) solely for the purpose of calculating the  registration  fee based on the prices of the Company's Common Stock as reported on the Nasdaq National Market on June 27, 1997.

=======================================================================================================================

                               QUANTUM CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (Quantum Corporation is sometimes referred to herein as the "Company"):

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                  (b) The Company's current report on Form 8-K filed June 2, 1997 pursuant to Section 13 of the 1934 Act.

                  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed August 1, 1983 pursuant to Section 12(b) of the 1934 Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Inapplicable

Item 5.  Interests of Named Experts and Counsel.

         Inapplicable

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 as amended. The Company's Bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

Item 7.  Exemption from Registration Claimed.

         Inapplicable.

Item 8.  Exhibits

         Exhibit
         Number                             Description
         ------                             -----------

         4.1 1996 Board of Directors Stock Option Plan and Form of Option Agreement.

         5.1   Opinion of Counsel as to legality of securities being registered.

         23.1  Consent of Ernst & Young LLP, Independent Auditors.

         23.2  Consent of Counsel (contained in Exhibit 5.1).

         24.1  Power of Attorney (see page II-5).

Item 9.  Undertakings

         A. The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Quantum Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 2nd day of July, 1997.

                                        QUANTUM CORPORATION


                                        By: \s\ RICHARD L. CLEMMER
                                           -----------------------
                                               Richard L. Clemmer,
                                               Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Brown and Richard L. Clemmer, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                     Title                       Date


\s\MICHAEL A. BROWN
-------------------------  Chief Executive Officer               July 2, 1997
Michael A. Brown           (Principal Executive Officer)


\s\RICHARD L. CLEMMER
-------------------------  Chief Financial Officer (Principal    July 2, 1997
Richard L. Clemmer         Financial and Accounting Officer)

\s\STEPHEN M. BERKLEY
-------------------------  Chairman of the Board                 July 2, 1997
Stephen M. Berkley

\s\DAVID A. BROWN
-------------------------  Director                              July 2, 1997
David A. Brown

\s\ROBERT J. CASALE
-------------------------  Director                              July 2, 1997
Robert J. Casale


\s\EDWARD M. ESBER
-------------------------  Director                              July 2, 1997
Edward M. Esber


\s\STEVEN C. WHEELWRIGHT
-------------------------  Director                              July 2, 1997
Steven C. Wheelwright

                                INDEX TO EXHIBITS



                                                                    Sequentially
Exhibit                                                                 Numbered
Number                            Description                               Page

--------------------------------------------------------------------------------
 4.1  1996 Board of Directors Stock Option Plan and Form of Option
      Agreement.............................................................. 11

 5.1  Opinion of counsel as to legality of securities being registered.......  9

23.1  Consent of Ernst & Young LLP, Independent Auditors .................... 10

23.2  Consent of Counsel (contained in Exhibit 5.1)..........................  9

24.1  Power of Attorney (see Page II-5 of Registration Statement)............  7